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Exhibit 21.01

SUBSIDIARIES OF REGISTRANT

Adaptec Mfg. (S) Pte. Ltd.
No. 2 Chai Chee Drive
Singapore 469044
(011-65) 245-7300

Adaptec GmbH
Richard-Reitzner-Allee 8
D-85540 Haar
Germany
(011-49) 89-456-4060

Adaptec UK, Ltd.
Bldg 4, Archipelago Lyon Way, 1st Floor
Cramberley, Surrey GU16 5ER
(011-44) 1276-854500

Adaptec France SARL
Parc d'activites Parkile
164/166 avenue Joseph Kessel
78960 Voisins-le-Bretonneux
(011-33) 1-3452-3434

Adaptec Japan Ltd.
Tokyo Opera City Tower 12F
3-20-2 Nishi-Shinjuku
Shinjuku-ku, Tokyo 163-1412
Japan
(011-81) 3-5365-6700

Adaptec (India) Pvt. Ltd.
6-3-1086 4th Floor "Vista Grand Towers"
Rajbhavan Road, Somajiguda
Hyderabad, India 500 080
(011-91) 40-6661555

Elipsan UK Limited
Bldg 4, Archipelago Lyon Way, 1st Floor
Cramberley, Surrey GU16 5ER
(011-44) 1276-854500

Eurologic Systems Ltd.
Corner House
Main Street, Blessington
Co. Wicklow, Ireland

ICP vortex Computersysteme GmbH
Konrad-Zuse-Str. 9
D-74172 Neckarsulm
Germany
(011-49) 7132-9620-0

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SUBSIDIARIES OF REGISTRANT